Ex(a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social security numbers have nine digits separated by two hyphens; i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen; i.e., 00-0000000. The table below will help determine the number to give the payor.

Give the NAME and
SOCIAL SECURITY
For this type of account:		number of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)

Give the NAME and
EMPLOYER
IDENTIFICATION
For this type of account:		number of:

6.	Disregarded entity not owned by an individual	The owner(4)
7.	A valid trust, estate, or pension trust	The legal entity(5)
8.	Corporation (or LLC electing corporate status on Form 8832)	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business name or “doing business as” name. Use either the individual’s social security number or the business’ employer identification number (if it has one).

(4)	You must show the owner’s name on the “Payee’s Name” line and use the owner’s taxpayer identification number. You must show the disregarded entity’s name on the “Payee’s Business Name” line. Do not enter the disregarded entity’s taxpayer identification number.

(5)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:  If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at the local office of the Social Security Administration or the IRS and apply for a number.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the form, and give it to the requester.

Payees Exempt from Backup Withholding

Payees generally exempted from backup withholding include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A dealer in securities or commodities registered in the United States or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584 (a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

•	Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor’s trade or business and you have not provided your correct taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 as follows to avoid possible erroneous backup withholding:

FILE SUBSTITUTE FORM W-9 WITH THE PAYOR BY FURNISHING YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM (IN PART II OF THE FORM), SIGN AND DATE THE FORM AND RETURN TO THE PAYOR.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and the regulations under such sections.

Privacy Act Notice. — Section 6109 requires you to give your correct taxpayer identification number to Payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not you are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION
CONTACT YOUR TAX ADVISOR
OR THE INTERNAL REVENUE SERVICE.